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                                                                    Exhibit 10.4

     EMPLOYMENT AGREEMENT, effective as of September 5, 2000, by and between MOORE MEDICAL CORP., a Delaware corporation (the "Employer"), and CHAD A. ROFFERS of 235 West 56th Street, New York, New York 10019 (the "Employee").

     The Employer and Employee hereby agree as follows:

     1. Term; Duties. For the period from September 5, 2000 through December 31,
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2001 (or earlier, pursuant to paragraphs 7, 8 or 15) (the "Term"), the Employer will employ the Employee, and the Employee will serve the Employer, as its Senior Executive Vice President - e-Business & Emerging Channels, reporting to its President and subject at all times to the direction of its Board of Directors and Executive Committee. The Employee's office will be at such office of the Employer in Connecticut as the Employer may designate. The Employee agrees that during the Term he will devote his entire working time and give his best efforts and attention to the business of the Employer.

     2. Salary. As compensation for his services during the Term, the Employer
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will pay the Employee, in installments on the Employer's regular payroll payment dates and subject to statutory withholding amounts, a salary:

          (a) for the period from September 5, 2000 through December 31, 2000, at the annual rate of $218,000; and

          (b) for 2001, at the annual rate of $218,000 plus an inflationary adjustment for any increase during 2000 in the Consumer Price Index.

     3. Bonus Compensation. As additional compensation for his services during
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the Term, the Employer will pay the Employee bonus compensation on December 29,
2000 of $40,875, in lieu of his participation under the 2000 Executive Officers' Bonus Plan of the Employer, subject to the Employee's continued employment by the Employer through that date.

     4. Resettlement Allowance. The Employer will pay the Employee a
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resettlement allowance of $40,000 within 30 days of his relocation of his residence to Connecticut.

     5. Vacation. The Employee will be entitled to three weeks vacation during
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2001.

     6. Non-Competition. The Employee covenants and agrees that during the Term,
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and for a period of six months thereafter, he will not, directly or indirectly, engage or own any interest in any business competing with or planning to compete with any business or planned business of the Employer, whether as principal, agent, partner, director, officer, stockholder, investor, lender, consultant, employee, or in any other capacity. The Employee agrees that a remedy at law for any breach or threatened breach of the foregoing covenant will be inadequate, and that Employer will be entitled to temporary and permanent injunctive relief in respect thereof without the necessity of posting a bond or proving actual damage to Employer.

     7. Death. The death of the Employee will terminate the Term.
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     8. Incapacity. If during the Term the Employee is unable, on account of
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illness or other incapacity, to perform his duties for a total of more than 45 days during any twelve month period, the Employer has the right to terminate the Term on ten days' written notice to the Employee, and the Employee will thereafter be entitled to receive only one-half of his salary installments otherwise payable until the earlier of the last day of (i) the month-end after the delivery of said notice, or (ii) the Term (determined without giving effect to such termination).

     9. Employer Information. All information and materials furnished by the
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Employer to the Employee or acquired at the Employer's expense by the Employee or acquired or developed by the Employee in connection with his services under this Agreement, all trade secrets of the Employer and all Work-Product (hereinafter defined)

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(herein collectively "Employer Information") shall be and remain the sole
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property of the Employer. The Employee shall protect all Employer Information which may be in his possession or custody and shall deliver all such Information (and all copies thereof, in any media) to the Employer at its request.

     10. Work-Product. All right, title and interest in and to any work_product
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which the Employee acquires, compiles, authors, invents, makes or otherwise generates, in whole or in part, including all works authored and all inventions made, for use in connection with or arising out of or in relation to his services under this Agreement, whether or not copyrightable or patentable (herein collectively "Work-Product"), shall belong exclusively to the Employer.
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During and after the Term of this Agreement, the Employee shall execute, acknowledge, and deliver all documents, including, without limitation, all instruments of assignment, and perform all acts, which the Employer may reasonably request to secure its rights hereunder.

     11. Confidentiality; Non-use. During and after the Term, the Employee shall
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not, without first obtaining the written consent of the Employer, divulge or disclose to anyone outside the Employer, whether by private or public communication or publication or otherwise, or use except pursuant to this Agreement, any Employer Information or Work-Product.

     12. Conflicts of Interest; Conflicting Obligations. The Employee agrees
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that it is his responsibility to recognize and avoid, and disclose to the
President of the Employer in writing, any situation which might, either directly or indirectly, adversely affect his judgment in serving the Employer or which might otherwise involve a conflict between his personal interests and the interests of the Employer. The Employee represents and warrants to the Employer that at the date hereof no such situation exists or is contemplated or anticipated. The Employee agrees not to disclose or use in the course of his services for the Employer any trade secret, confidential or proprietary information, or work-product of any party other than the Employer. The Employee represents and warrants to the Employer that his entry into and performance of this Agreement do not and will not conflict with any obligation by which he is or may become bound or any right of a third party to which or he is or may become subject.

     13. Non_Solicitation. The Employee agrees that, until one year after the
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Term, he will not solicit, induce, attempt to hire, or hire any employee of the
Employer, or assist in such hiring by any other party, or encourage any such employee to terminate his or her employment with the Employer.

     14. Stock Option as an Inducement. As an inducement to the Employee to
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enter into this Agreement, on September 5, 2000 the Compensation Committee of
the Employer's Board of Directors authorized the grant to the Employee of a non-qualified stock option pursuant to the Employer's 2000 Incentive Compensation Program to purchase 50,000 shares of the common stock of the Employer at an exercise price of $7.25, the closing market price of said stock on that date; the option becomes exercisable in four cumulative annual installments commencing on September 5, 2001, and it expires on September 4, 2005. Although the option will have the tax treatment of a non-qualified, non-incentive option, it will be subject to the terms and conditions required for an incentive stock option and to the conditions that the Employee not be in material breach of this Agreement and that (except as provided in paragraph 15) the Term not terminate before December 31, 2001; it will also be subject to acceleration of exercisability of 50% of all otherwise non-exercisable installments in the event the Employee becomes entitled to a severance payment under paragraph 15.

     15. Effect of "Change of Control". The Employer or Employee may terminate
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the Term, on written notice to the other within 30 days after a "change of control" (as defined in Section 3(a) of the Employer's Change of Control and Change of Position Payment Plan), provided that the "change of control" occurs during the Term. The termination will be effective 30 days after the delivery of the notice. In the event of a termination (and if it was by the Employee's notice, also a "change of position" (as defined in Section 3(b) of the Plan)), the Employee will be entitled to a severance payment, under Section 4 of the Plan and subject thereto, in the amount of 75% of the annual salary rate provided for in paragraph 2.

     16. Governing Law; Etc. This Agreement is governed by the laws of
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Connecticut. It represents the entire agreement of the parties and it can not be changed except by a writing signed by the President of the Employer and the Employee.

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     IN WITNESS WHEREOF, the parties have signed and delivered this Employment
Agreement, effective as of September 5, 2000.

                                 MOORE MEDICAL CORP.


/s/      Chad A. Roffers         By: /s/  Linda M. Autore
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         Chad A. Roffers                  Linda M. Autore,
                                          President

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